Exhibit 10.9

www.ardaghgroup.com

Ardagh Group S.A.
56, rue Charles Martel
L-2134 Luxembourg, Luxembourg

T: +352 26 25 85 - 55
F: +352 26 38 94 - 44
E: enquiries@ardaghgroup.com

May 21, 2021

Ardagh Metal Packaging S.A.

56, Rue Charles Martel

L-2134 Luxembourg, Luxembourg

Attention: Oliver Graham, David Bourne

Email: oliver.graham@ardaghgroup.com, david.bourne@ardaghgroup.com

Re:                                Indemnification for IT Incident

Dear Sirs:

This letter agreement relates to the cyber-incident (the “IT Incident”) that was discovered by us (“AGSA”) on or about May 2, 2021, impacting the computer software, hardware, networks or other information technology systems and any data thereon of AGSA and its subsidiaries and Ardagh Metal Packaging S.A. (“AMPSA,” and, together with its subsidiaries, the “AMP Entities”).

Further to our discussions regarding the implications for the AMP Entities of the IT Incident, AGSA hereby agrees to indemnify, defend and hold harmless the AMP Entities and their respective successors (collectively, the “AMP Indemnitees”) from and against any and all losses incurred by any AMP Indemnitee prior to December 31, 2021, resulting from the IT Incident.

AGSA’s maximum liability for all claims by the AMP Indemnitees arising pursuant to this letter agreement shall not exceed $150,000,000, and no claim notice may be given by AMPSA on behalf of itself or any other AMP Indemnitee seeking indemnification under this letter agreement following March 31, 2022; provided that if any claim notice is given by AMPSA in accordance with this letter agreement prior to such date, the right of the applicable AMP Indemnitee(s) to seek indemnification under this letter agreement shall survive with respect to the matter(s) set forth in any such claim notice until such claim(s) are satisfied or otherwise resolved in accordance with this letter agreement.

The provisions of Section 3.3 (Limitations on Indemnification), Section 3.4 (Procedures for Indemnification) and Article VII (General Provisions) of the Transfer Agreement dated February 22, 2021 by and between AGSA and AMPSA (the “Transfer Agreement”), shall apply mutatis mutandis to this letter agreement as if such provisions were set forth in full herein.

This letter agreement and the Transfer Agreement constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings both written and oral, between the parties hereto with respect to the subject matter hereof, and are not intended to confer upon any other person any rights or remedies hereunder.

Except as expressly set forth herein, nothing in this letter agreement shall otherwise modify the rights or obligations of the parties hereto or any of their respective affiliates under the Transfer Agreement or the

R.C.S. Luxembourg: B 160804

Services Agreement (as such term is defined in the Transfer Agreement) if and when such agreement is entered into by AGSA and AMPSA.

[SIGNATURE PAGE FOLLOWS]

If the foregoing reflects your agreement regarding these matters, please execute this letter agreement in the space indicated below and return a copy to the undersigned.

Very truly yours,

ARDAGH GROUP S.A.

			By	/s/ Hermanus Troskie
				Name:	Hermanus Troskie
				Title:	Director

Acknowledged and Agreed

ARDAGH METAL PACKAGING S.A.

By	/s/ Yves Elsen
	Name:	Yves Elsen
	Title:	Director